Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-181383; No. 333-117054; No. 333-100804 and No. 333-54632) of our report dated March 18, 2020 relating to the consolidated financial statements of MIND C.T.I. Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network Tel Aviv, Israel
March 18, 2020